Exhibit 10.34

Amendment No. 1 to
Employment Agreement

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of April 26, 2017, is entered into by and between the undersigned, Jeffrey G. Umosella (the “Executive”), and LBM Holdings, LLC (the “Company”).

Recitals

WHEREAS, the Executive and the Company are parties to an Amended and Restated Employment Agreement, dated as of January 3, 2012 (the “Employment Agreement”); and

WHEREAS, the Executive and the Company intend hereby to amend the Employment Agreement as provided herein effective as of January 1, 2017 to adjust the annual bonus opportunity of the Executive under Section 3(b) of the Employment Agreement.

Amendment

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

1.                                      Amendment and Restatement of Section 3(b) of the Employment Agreement.  Section 3(b) of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)                           In addition to the Base Salary, during the Employment Period, Executive will be eligible to receive bonus compensation for meeting certain mutually agreed annual performance targets (the “Annual Bonuses”) and other objectives established by the Board from time to time and provided to Executive in writing following each annual performance review.  The issuance of all bonus compensation shall be reasonably determined by the Board.  Executive’s target Annual Bonus is 120% of Executive’s Base Salary.  The actual bonus awarded will be determined based upon how close Executive comes to achieving or exceeding annual performance targets.  The Executive’s Annual Bonus will be composed of two parts:  (i) a bonus with a target of 100% of Executive’s Base Salary for meeting certain annual performance targets relating to the Company and (ii) a bonus with a target of 20% of

Executive’s Base Salary for meeting certain annual performance targets relating to Universal.”

2.                                      No Other Effect on the Employment Agreement.  In all other respects, the form, terms and provisions of the Employment Agreement remain unchanged and in full force and effect.  From and after its execution and delivery by the parties, this Amendment shall become part of, and subject to the other terms and conditions of, the Employment Agreement.

3.                                      Effective Date.  This Amendment shall be effective as of January 1, 2017.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.

US LBM HOLDINGS, LLC

/s/ Jeffrey G. Umosella	/s/ Michelle Pollock
Jeffrey G. Umosella	By:	Michelle Pollock
	Its:	Senior VP, GC and Secretary